Exhibit 10.8

AMENTUM HOLDINGS, INC.
2024 STOCK INCENTIVE PLAN

1.	Purpose.

The purpose of the Amentum Holdings, Inc. 2024 Stock Incentive Plan (the “Plan”), is to advance the long-term objectives of Amazon Holdco Inc. (the “Company”) and its Related Companies (as defined in Paragraph 2) by encouraging and enabling the acquisition of a financial interest in the Company by employees, non-employee directors, independent contractors and consultants of the Company and its Related Companies. In addition, the Plan is intended to attract and retain such persons, and to align and strengthen their interests with those of the Company’s shareholders.  Following the consummation of the Merger (as defined in the Merger Agreement), all references in the Plan to Amazon Holdco Inc. will be deemed to be references to Amentum Holdings, Inc.

2.	Definitions.

The following terms, when used in this Plan, shall have the meanings set forth in this Paragraph 2.

“Affiliate” means any entity that, directly or indirectly, is controlled by, controls or is under common control with, a reference entity.

“Award” means any award of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Incentive Bonus or Other Stock Award granted pursuant to the Plan.

“Award Agreement” means any agreement, contract document or other instrument evidencing an Award.

“Board of Directors” means the Board of Directors of the Company.

“Cause” means (unless otherwise expressly provided in an award agreement or another applicable contract or plan, including an employment agreement or severance plan) the Recipient’s termination of employment or other services, as applicable, with the Company and all Related Companies following the occurrence of any one or more of the following: (a) the Recipient willfully violates any law, rule or regulation in connection with the performance of his or her duties (other than traffic violations or similar offenses) or is convicted of, or pleads guilty or nolo contendere to, a felony; (b) the Recipient willfully and continually fails to substantially perform the Recipient’s duties with the Company or any Related Company after written notification by the Company or any such Related Company; (c) the Recipient willfully engages in conduct that is materially injurious to the Company or any Related Company, monetarily or otherwise; (d) the Recipient commits an act of gross misconduct in connection with the performance of the Recipient’s duties or services to the Company or any Related Company; (e) the Recipient’s material violation of the Company’s code of conduct or any employment practices or written policies of the Company or any Related Company; (f) the Recipient materially breaches any employment, confidentiality, restrictive covenant or other similar agreement between the Company or any Related Company and the Recipient; (g) the Recipient breaches any fiduciary duties owed by the Recipient to the Company or any of the Related Companies; or (h) the Recipient fails to cooperate in good faith with a governmental or internal investigation of the Company, any Related Company or any of their respective directors, officers or employees, if the Company has requested the Recipient’s cooperation.

“Change in Control” means the occurrence of any of the following events:

(a)
a single transaction or series of related transactions in which a Person (other than any employee benefit plan of the Company or a Related Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Related Company) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing more than 50% of the outstanding voting power of the Company’s then-outstanding voting securities (“Voting Securities”), excluding any acquisition of Voting Securities directly from the Company;

(b)
a single transaction or series of related transactions in which the Company, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person other than a Related Company (a “Sale”);

(c)
at any time during any period of two consecutive years (not including any period prior to the Effective Date) individuals who at the beginning of such period constituted the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof; provided, however, that, any individual becoming a member of the Board of Directors subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of, or in connection with, an actual or threatened proxy contest with respect to the election or removal of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person or Persons (whether or not acting in concert) other than the Board of Directors;

(d)
a merger, reorganization, consolidation or similar form of business transaction directly involving the Company, indirectly involving the Company through one or more intermediaries or, only if Voting Securities are issued or issuable, involving a Subsidiary (a “Reorganization”); or

(e)	the liquidation or dissolution of the Company.

Notwithstanding anything to the contrary herein, a Change in Control will not be deemed to have occurred by virtue of (i) the consummation of any transaction or series of related transactions constituting a Reorganization or Sale (including a transaction or series of transactions described in clause (a)) immediately following which the Company’s stockholders immediately prior to the transaction or series of transactions beneficially own, directly or indirectly, 50% of the combined voting power of the then outstanding voting securities, in substantially the same proportionate ownership and voting power as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Voting Securities, in an entity that owns all or substantially all of the assets of the Company immediately following such Reorganization or Sale (excluding, for such purposes, any outstanding voting securities of such entity that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership, prior to such consummation, of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (ii) any acquisition of additional securities of the Company or voting power with respect to the Common Stock by any or some combination of the Specified Stockholders, (iii) any acquisition or disposition of shares of Common Stock by the Specified Stockholders or change in the total voting power of the Common Stock held by the Specified Stockholders as a result of any change in the voting power of the holders of Common Stock, including solely as a result of any decrease in the total number of shares of Common Stock, as applicable, outstanding or (iv) the consummation of the transactions contemplated by the Merger Agreement or any other Transaction Document (as defined in the Merger Agreement).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board of Directors, or any committee appointed by the Board of Directors in accordance with the Company’s Bylaws from among its members for the purpose of administering the Plan.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Disabled” or “Disability” means the Recipient meets the definition of “disabled” under the terms of the long-term disability plan of the Company or Related Company by which the Recipient is employed or to which the Recipient primarily provides services to, in effect on the date in question, whether or not the Recipient is covered by such plan.

“Distribution” means the distribution by Jacobs Solutions Inc. to its shareholders of at least 80.1% of the outstanding shares of Common Stock.

“Dividend Equivalent Right” means a dollar amount equal to the per-Share cash dividend paid by the Company.

“Effective Date” means the Closing Date (as defined in the Merger Agreement).

“Eligible Individual” means any current or future Non-Employee Director, Employee or any independent contractor or consultant of the Company or a Related Company.

“Employee” means an employee of the Company or a Related Company.

“Employee Matters Agreement” means the Employee Matters Agreement, by and among Jacobs Solutions Inc., the Company and Amentum Parent Holdings LLC, dated as of November 20, 2023, as amended from time to time.

“Expiration Date” means the tenth anniversary of the Effective Date.

“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of one Share as reported in the composite transactions report of the U.S. national securities exchange on which the Common Stock is then listed, and if such exchange is not open that day, then the Fair Market Value shall be determined by reference to the closing price of the Common Stock for the immediately preceding trading day.

“Good Reason” means (unless otherwise expressly provided in an award agreement or another applicable contract or plan, including an employment agreement or severance plan), with respect to Employees only, without the Employee’s consent (a) a material reduction in the duties or responsibilities of the Employee from those in effect immediately prior to such change; (b) a material reduction in the Employee’s base salary; (c) a change in the geographic location of the Employee’s primary work facility or location by more than 50 miles from its current primary location other than travel reasonably required in the performance of the Employee’s responsibilities, provided such relocation also increases the Employee’s commute by at least 25 miles; or (d) a material breach by the Employee’s employer of any employment agreement between the Company or any Related Company and the Employee.

“Incentive Bonus” means a bonus award pursuant to which a Recipient may become entitled to receive cash payments based on satisfaction of such performance criteria as are specified in the applicable Award Agreement or subplan(s).

“ISO” means an incentive stock option within the meaning of Section 422 of the Code that is granted with respect to Shares.

“Majority-Owned Related Company” means a Related Company in which the Company owns, directly or indirectly, 50% or more of the voting stock on the date an Award is granted or awarded.

“Merger Agreement” means that Agreement and Plan of Merger, dated as of November 20, 2023 by and among the Company, Jacobs Solutions Inc., Amentum Parent Holdings LLC, and Amentum Joint Venture LP.

“Non-Employee Director” means a member of the Board of Directors who is not an employee of the Company or any Related Company.

“NQSO” means a stock option granted with respect to Shares that does not constitute an ISO.

“Options” means ISOs and NQSOs.

“Other Stock Award” means an Award that is valued in whole or in part by reference to, or is otherwise based upon, Shares.

“Performance Criteria” is defined in Paragraph 11(b).

“Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.

“Qualifying Termination” means a termination of a Recipient’s services with the Company and all Related Companies (a) by the Company and the Related Companies for any reason other than (i) Cause, (ii) death or (iii) Disability or (b) in the case of an Employee only, by the Employee for Good Reason.

“Recipient” means an Eligible Individual who is selected by the Committee to receive an Award under the Plan.

“Related Company” or “Related Companies” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

“Restricted Stock” means a Share that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“Restricted Stock Unit” or “RSU” means an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to satisfaction of the applicable vesting conditions, in accordance with the terms of the applicable Award Agreement.

“Retirement” means the termination of a Recipient’s services with the Company and  all Related Companies by reason of a Recipient having attained the age of 65 and completed a total of five or more consecutive years of services with the Company and the Related Companies.

“Section 409A” means Section 409A of the Code and the Treasury Regulations promulgated thereunder.

“Shares” means the shares of Common Stock.

“Specified Converted Award” means equity or equity-based awards originally granted under the long-term incentive plans of Jacobs Solutions Inc. that were converted into Awards with respect to Shares pursuant to the Employee Matters Agreement.

“Specified Stockholder” means, individually or collectively (in any combination thereof), each of (i) Jacobs Solutions Inc. and its Affiliates, (ii) Amentum Joint Venture L.P. (“Amentum JV”) and (iii) each of the equityholders of Amentum JV and each of their Affiliates.  Each of the specified entities above (and its Affiliates) shall cease to constitute a Specified Stockholder immediately after it ceases to hold at least 5% of the Shares then-outstanding.

“Stock Appreciation Right” or “SAR” means an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the exercise price per Share of the SAR in accordance with the terms of the applicable Award Agreement.

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

“Substitute Award” means any Award granted or Shares issued by the Company (a) in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Company or with which the Company or any Related Company combines or (b) pursuant to any Specified Converted Award.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.

3.	Eligibility; Award Agreements.

Subject to the terms and conditions of the Plan, the Company may, from time to time, select the Eligible Individuals to whom Awards shall be granted. Each Award shall be evidenced by an Award Agreement, which shall either be in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the Recipient in such form and manner as the Committee may require. Notwithstanding the foregoing, Incentive Bonuses may be payable under subplans and shall be granted as specified therein (which may or may not require an Award Agreement), at the discretion of the Committee. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee and consistent with the provisions of the Plan. The terms of the Awards and the Award Agreements need not be the same with respect to each Recipient. A Recipient may hold more than one Award at the same time.

4.	Administration.

(a)
The Plan shall be administered by the Committee. Any power of the Committee may also be exercised the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board of Directors conflicts with actions taken by the Committee, the action of the Board of Directors shall control.

(b)
The Committee shall have sole and plenary authority to administer the Plan, including the authority to:  (i) determine the Eligible Individuals to whom, and the time or times at which, Awards will be granted; (ii) determine all terms and conditions of Awards; (iii) determine the level of achievement of performance goals applicable to Awards under the Plan, including by exercising positive or negative discretion when measuring the actual level of achievement of such goals; (iv) establish rules and regulations relating to the Plan, including rules governing the Committee’s own operations; (v) appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) interpret, correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement, including inconsistencies between the Plan and any Award Agreement; (vii) subject to Paragraph 18 of the Plan, amend the Plan, including, without limitation, to reflect changes in applicable law; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, including addressing unanticipated events (including any temporary closure of the stock exchange on which the Company is listed, disruption of communications or natural catastrophe).

(c)
Except as provided in Paragraph 18, each determination, designation, interpretation or other action made or taken by the Committee under or with respect to the Plan or any Award, including interpretations of the Plan and the specific conditions and provisions of the Awards, shall be final, conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the Related Companies, Eligible Individuals and their beneficiaries, the stockholders of the Company and the respective successors in interest of any of the foregoing.

(d)
To the extent not prohibited by law, the Committee may delegate its authority hereunder to one or more of its members or other persons (each, an “Authorized Party”), except that no such delegation to other persons shall be permitted with respect to Awards to Eligible Individuals who are subject to Section 16 of the Exchange Act. Any Authorized Party to whom the Committee delegates its authority pursuant to this Section 4(d) shall not be permitted to use such authority to grant Awards to itself.

(e)
The Committee may designate the Secretary of the Company or any other Company employee to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute Award Agreements or other documents entered into under the Plan on behalf of the Committee or the Company.

(f)
The Company shall indemnify and hold harmless the members of the Board of Directors, the Committee and other persons who are acting upon the authorization and direction of the Board of Directors or the Committee (the “Covered Persons”), from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the bad faith, willful misconduct or criminal acts of such persons.

5.	Shares and Share Counting.

(a)
The Common Stock to be issued, transferred and/or sold under the Plan shall be made available from authorized and unissued Shares, from the Company’s treasury shares or Shares acquired on the open market.

(b)
Subject to adjustment as provided in this Paragraph and Paragraph 17, the total number of Shares that may be issued or transferred under the Plan pursuant to Awards may not exceed 18,512,121 Shares (the “Share Limit”). In the event that withholding tax liabilities arising from an Award are satisfied by the withholding of Shares by the Company, then the Shares so withheld shall again be available for Awards under the Plan. Any Awards that are forfeited (including any Shares of Restricted Stock repurchased by the Company at the same price paid by the Recipient so that such Shares are returned to the Company), expire or are settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement will be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for issuance or transfer under this Paragraph 5(b): (i) Shares tendered by the Recipient in payment of the purchase price of an Option, (ii) Shares subject to a SAR (that is, each SAR that is exercised shall reduce the number of Shares available by one Share), other than Shares that are withheld by the Company to satisfy withholding tax liabilities, as provided for above, and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(c)	Substitute Awards shall not reduce the Share Limit or the Shares authorized for grant to an Eligible Individual in any fiscal year.

(d)
In the event that a company acquired by the Company or any Majority-Owned Related Company or with which the Company or any Majority-Owned Related Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other formula used in such transaction to determine the consideration payable to the holders of the type of shares available under such plan) may be used for Awards under the Plan and shall not reduce the Share Limit; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to participate in the Plan prior to such acquisition or combination.

6.	Options.

(a)
Grant. Options may be granted hereunder to Eligible Individuals either alone or in addition to other Awards. Any Option shall be subject to the terms and conditions of the Plan and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. No dividends or Dividend Equivalents Rights shall be paid or accrued on Options.

(b)
Option Price. The option price per each Share shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option, unless the Option was granted as a Substitute Award; provided, however, that in the case of an ISO granted to a Recipient who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per Share shall be no less than 110% of the Fair Market Value of one Share on the date of grant.

(c)
Duration of Options. The duration of an Option shall be determined by the Committee, but in no event shall the duration exceed ten years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five years from the date the Option is granted in the case of an ISO granted to a Recipient who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option, other than an ISO, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Recipients due to a “black-out period” pursuant to Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

(d)
ISOs. With respect to each grant of an Option to an Employee, the Committee may determine that such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. Each written instrument evidencing an ISO shall contain all terms and conditions required by Section 422 of the Code. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO. The Employee to whom an ISO is granted must be eligible to receive an ISO pursuant to Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of ISOs under the Plan, the maximum aggregate number of Shares that may be issued pursuant to ISOs granted under the Plan shall be 17,500,000 Shares, subject to adjustment as provided in Paragraph 18. The aggregate Fair Market Value (determined in each instance on the date on which an ISO is granted) of the Common Stock with respect to which ISOs are first exercisable by any Employee in any calendar year shall not exceed $100,000 for such Employee.

(e)	Exercise of Options. The Award Agreement shall specify when Options vest and become exercisable. An Option may not be exercised in a manner that will result in fractional Shares being issued.

(i)
Vested Options granted under the Plan shall be exercised by the Recipient (or by a legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(ii)
Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise.  Payment shall be made in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds) or, if authorized by the Committee, in Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option exercise price in respect of the Shares subject to such exercise, including by an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under the Option, the delivery of previously owned Shares or the withholding of Shares otherwise deliverable upon such exercise, through any other method that may be specified by the Committee (including same-day sales through a broker) or any combination of any of the foregoing. The notice of exercise shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.

7.	Stock Appreciation Rights.

(a)
Grant. The Committee may grant SARs in tandem with all or part of any Award (including Options) or at any subsequent time during the term of such Award, or without regard to any other Award, in each case upon such terms and conditions as the Committee may establish. No dividends or Dividend Equivalents Rights shall be paid or accrued on SARs.

(b)
Grant Price and Duration. A SAR shall have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant, unless the SAR was granted as a Substitute Award or, if applicable, on the date of grant of an Option with respect to a SAR granted in tandem with the Option (subject to the requirements of Section 409A), and subject to adjustments provided in Paragraph 18. A SAR shall have a term not greater than ten years.

Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (i) the exercise of the SAR is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to a “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

(c)
Exercise. An Award Agreement covering a SAR shall provide when the SAR vests and becomes exercisable. Upon the exercise of a SAR, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the SAR. Unless otherwise provided in the Award Agreement, the Committee shall determine in its sole discretion whether payment shall be made in cash or Shares, or any combination thereof.

8.	Awards of Restricted Stock and Restricted Stock Units.

(a)
Grants. Awards of Restricted Stock and/or Restricted Stock Units may be granted to Eligible Individuals either alone or in addition to other Awards (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively).

Each Restricted Stock Unit shall be equal to one Share and shall, subject to satisfaction of any vesting and/or other terms and conditions, entitle a Recipient to the issuance of one Share (or such equivalent value in cash) in settlement of the Award. The Committee may establish procedures pursuant to which the payment of any Restricted Stock Award and/or Restricted Stock Unit Award may be deferred.

(b)
Conditions and Restrictions. Restricted Stock Awards and Restricted Stock Unit Awards may be subject to time-based and/or performance-based vesting conditions. In the case of performance-based Awards, the performance goals to be achieved for each performance period shall be conclusively determined by the Committee and may be based upon the Performance Criteria or such other criteria as determined by the Committee in its discretion. In order to enforce the restrictions imposed upon Restricted Stock Awards, the Committee may require the Recipient to enter into an escrow agreement providing that the certificates representing such Restricted Stock Awards shall remain in the physical custody of an escrow holder until any or all of the conditions and restrictions imposed pursuant to the Plan expire or shall have been removed.

(c)
Rights of Holders of Restricted Stock. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Recipient shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive dividends and other distributions made with respect to such Shares. Notwithstanding the foregoing, during the period of restriction, dividends, or other distributions that relate to a Restricted Stock Award subject to time-based or performance-based vesting criteria will be subject to the same time-based or performance-based criteria as the underlying Award and will not be distributed unless and until the underlying Award vests, and a Recipient will not be entitled to receive any dividends or other distributions that related to any Restricted Stock that is forfeited prior to vesting.

(d)
Rights of Holders of Restricted Stock Units. A Recipient who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Recipient have voting rights with respect to such Award. With respect to Restricted Stock Units that vest solely based on the passage of time (“Time-Based RSUs”), unless the relevant Award Agreement provides otherwise, each Time-Based RSU shall entitle the Recipient to a Dividend Equivalent Right, to the extent the Company pays a cash dividend with respect to the Shares while the Time-Based RSU remains outstanding. With respect to Restricted Stock Units that vest subject to performance-based criteria (“PSUs”), each PSU shall entitle the Recipient to a Dividend Equivalent Right solely to the extent specifically provided for in the applicable Award Agreement. Any Dividend Equivalent Right will be subject to the same vesting, payment, and other terms and conditions as the Time-Based RSU or PSU to which it relates, and will not be paid unless and until the Time-Based RSU or PSU vests. Any Dividend Equivalent Right that vests will be paid in cash at the same time the Share underlying the Time-Based RSU or PSU to which it relates is delivered to the Recipient. A Recipient will not be credited with Dividend Equivalent Rights with respect to any Time-Based RSU or PSU that, as of the record date for the relevant dividend, is no longer outstanding for any reason (e.g., because it has been settled in Shares or it has been terminated), and a Recipient will not be entitled to any payment for Dividend Equivalent Rights with respect to any Time-Based RSU or PSU that terminates without vesting.

(e)
Issuance of Shares. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate(s), which certificate(s) shall be held by the Company. Such book-entry registration or certificate shall be registered in the name of the Recipient and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock Award.

9.	Other Stock Awards.

Subject to the terms and conditions of the Plan, other forms of awards based on Shares, in whole or in part, including fully vested Shares, may be granted to Eligible Individuals either alone or in addition to other Awards.  The Committee shall determine the Eligible Individuals to whom and the time or times at which such Other Stock Awards shall be granted, the number of Shares to be granted pursuant to such Other Stock Awards and the manner in which such Other Stock Awards shall be settled.

10.	Incentive Bonus Awards.

(a)
Grants. Awards of Incentive Bonuses may be granted hereunder to Eligible Individuals either alone or in addition to other Awards. Incentive Bonuses payable hereunder may be pursuant to one or more subplans or programs.

(b)
Payment. Each Incentive Bonus will confer upon the Recipient the opportunity to earn a future cash payment, the amount of which shall be based on the achievement of one or more objectively-determined performance goals or criteria established for a performance period determined by the Committee.

(c)
Performance Goals. The Committee shall establish the performance goals or criteria on which each Incentive Bonus shall be based, including, but not limited to, any Performance Criteria. The Committee shall also affirmatively determine at the end of each performance period the level of achievement of any such performance goals or criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations.

11.	Performance-Based Awards.

(a)
General. The Committee may specify that an Award or a portion of an Award shall be based, in whole or in part, on one or more Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee shall determine the extent to which any Performance Criteria has been satisfied, and the amount payable pursuant to the Award, prior to payment, settlement or vesting.

(b)
Performance Criteria. For purposes of this Plan, the term “Performance Criteria” may include, but shall not be limited to, any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole, or to a business unit or group of business units, or Related Company, measured either annually, at a point in time during a performance period, or as an average of values determined at various points of time during a performance period, or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ (or periods’) results or to a designated comparison group, or as a change in values during or between performance periods, in each case as specified by the Committee: (i) revenues; (ii) earnings from operations, earnings before or after income taxes, earnings before or after interest, depreciation, amortization, or earnings before extraordinary or special items, earnings before income taxes and any provision for Incentive Bonuses; (iii) net earnings or net earnings per common share (basic or diluted); (iv) return on assets (gross or net), return on investment, return on invested capital, or return on beginning, ending or average equity; (v) cash flow, cash flow from operations, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (vi) interest expense after taxes; (vii) economic value added or created; (viii) operating margin or profit margin; (ix) stock price or total shareholder return; (x) average cash balance, net cash or cash position; and (xi) strategic business criteria, consisting of one or more objectives based on meeting specified development, strategic partnering, licensing, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The Committee, without limitation, (A) may appropriately adjust any measurement of performance under a Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, unusual or nonrecurring or extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with accounting principles generally accepted in the United States, as well as the cumulative effect of accounting changes, in each case as determined in accordance with accounting principles generally accepted in the United States or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any measurement of performance under a Performance Criteria to exclude the effects of any of the following events that occurs during a performance period, including: (1) asset write-downs; (2) litigation, claims, judgments or settlements; (3) changes in tax law or other such laws or provisions affecting reported results; (4) reorganization and restructuring programs; (5) payments made or due under this Plan or any other compensation arrangement maintained by the Company or any Related Company; (6) acquisitions or divestitures; (7) events not directly related to the operations of the Company or any Related Company; (8) events that have occurred that are outside of the control of the Company and management, including certain business disruptions; (9) changes in the Company’s fiscal year; (10) refinancings, unbudgeted capex or the issuance or repurchase of securities; or (11) any other event or occurrence that the Committee determines does not adequately reflect the performance of the Company and the Related Companies.

12.	Minimum Vesting Period.

All Awards shall be subject to a minimum vesting schedule of at least 12 months following the date of grant of the Award, subject to accelerated vesting in the Committee’s discretion in the event of the death, Disability, Retirement or Qualifying Termination of the Recipient or a Change in Control. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (a) grants of up to 5% of the number of Shares available for Awards on the effective date of the Plan or (b) any Specified Converted Awards.  The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the minimum vesting period requirements in the prior sentence.

13.	Director Compensation Limit.

No Eligible Individual who is a Non-Employee Director shall, in such individual’s capacity as a Non-Employee Director, be paid or granted, in any single fiscal year, cash compensation and equity awards (including any Awards) with an aggregate value greater than $750,000 (calculating the value of any Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes). The Committee may make exceptions to increase such limit to $1,000,000 for an individual Non-Employee Director in extraordinary circumstances, such as where a Non-Employee Director serves as the non-executive chairman of the Board of Directors or lead independent director or as a member of a special litigation or transactions committee of the Board of Directors, as the Committee may determine in its sole discretion; provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

14.	Termination of Employment and Change in Control.

(a)
Termination of Employment.  Except as may otherwise be set forth in an Award Agreement, individual employment agreement between a Recipient and the Company or a Related Company or a severance or other plan adopted by the Company or a Related Company pertaining to a Recipient, Schedule A and Schedule B, attached hereto, establish the effects of a Recipient’s termination of employment and other changes of employment or employer status with respect to outstanding Options, SARs, Restricted Stock, Restricted Stock Units and Other Stock Awards, and such Schedules are hereby incorporated by reference. The Committee may approve Awards containing terms and conditions different from, or in addition to, those set forth in Schedule A and Schedule B. The effects of a termination of employment or other change of employment or employer status with respect to Incentive Bonuses shall be set forth in the applicable Award Agreement. In the case of leaves of absence, Recipients will not be deemed to have terminated service unless the Committee, in its sole discretion, determines otherwise.

(b)
Change in Control – Assumption.  Except as may otherwise be set forth in an Award Agreement, individual employment agreement between a Recipient and the Company or a Related Company or a severance or other plan adopted by the Company or a Related Company pertaining to a Recipient, in the event of a Change in Control, if the successor company assumes or substitutes for an outstanding Award (or in which the Company is the ultimate parent corporation and continues the Award), then such Award shall be continued in accordance with its applicable terms and vesting shall not be accelerated as described in Section 14(c) hereof.  For the purposes of this Section 14(b), an Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction or solely common stock of the successor company or cash or a combination thereof, in each case, substantially equal in value (determined as of the date of the Change in Control) to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(c)
Change in Control – No Assumption.  In the event of a Change in Control, unless provision is made in connection with the Change in Control for the assumption, substitution or continuation of an outstanding Award in accordance with Section 14(b) hereof, then the vesting of such Award shall accelerate and all restrictions shall lapse as of immediately prior to the Change in Control, and (i) in the case of an outstanding Option or SAR, such Award shall be exercisable as of immediately prior to such Change in Control, or (ii) in the case of an Award other than an Option or a SAR, such Award shall be settled or otherwise paid to the applicable Recipient as soon as practicable following such vesting (but in no event later than 60 days following such vesting). For purposes of determining vesting and payment under this Section 14(c), all performance criteria shall be deemed achieved at the greater of (A) target levels of achievement and (B) actual levels of achievement determined by the Committee in its sole discretion as of the date of the Change in Control.  Notwithstanding any provision of this Section 14(c), unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes “deferred compensation” within the meaning of Section 409A, then to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall vest and cease to be forfeitable but shall not be settled until the earliest permissible payment event under Section 409A on or following such Change in Control.  Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, (x) each Option and SAR outstanding shall terminate within a specified number of days after notice to the Recipient, and such Recipient shall receive, with respect to each Share subject to such Option or SAR, an amount equal to the excess of the fair market value (as determined  by the Committee, in its discretion, in a manner that complies with Section 409A) of such Share immediately prior to the occurrence of such Change in Control over the exercise price, as applicable; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine and (y) each Option and SAR outstanding at such time with an exercise price per Share that exceeds the Fair Market Value  (as determined  by the Committee, in its discretion, in a manner that complies with Section 409A) of such Share immediately prior to the occurrence of such Change in Control shall be canceled for no consideration.

15.	Transferability of Awards; Non-Assignability; No-Hedging.

No Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than (i) by will, (ii) by the laws of descent and distribution or (iii) to any trust established solely for the benefit of the applicable Recipient or any spouse, children or grandchildren of such Recipient, and all such Awards (and any rights thereunder) will be exercisable during the life of the Recipient only by the Recipient or the Recipient’s legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Paragraph 15 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns. After the Shares subject to an Award have been issued, or in the case of Restricted Stock Awards, after the issued Shares have vested, the holder of such Shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares provided that any such actions are in compliance with the provisions herein, the terms of the Company’s trading policies as may be in effect from time to time and applicable law.

16.	Specified Converted Awards.

Notwithstanding anything in this Plan to the contrary, each Specified Converted Award shall be subject to the terms and conditions of the prior plan and award agreement to which such Award was subject immediately prior to the Distribution, subject to the adjustment of such Award in accordance with the terms of the Employee Matters Agreement, provided that following the date of the Distribution, each such Award shall relate solely to Shares and be administered by the Committee in accordance with the administrative procedures in effect under this Plan.

17.	Adjustments.

(a)
In the event of any merger, reorganization, consolidation, combination of shares or spin-offs, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split or other change in corporate structure affecting the Shares or the value thereof or otherwise (a “Change in Capitalization”), the Committee or the Board of Directors shall make such adjustment and other substitutions, if any, as it may deem equitable and appropriate, including such adjustments in the number, class and kind of securities that may be delivered under the Plan, the number of Shares subject to any outstanding Award and the Option or SAR exercise price, if any, thereof. Any such adjustment may provide for the elimination of any fractional Shares that might otherwise become subject to any Award without payment therefore.

(b)
Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Committee may provide, in its sole discretion, but subject in all events to the requirements of Section 409A, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate exercise price thereof, if any, or, in the case of an outstanding Option or SAR, establishing a date upon which such Award shall expire unless exercised prior thereto; provided, however, that if the exercise price of any outstanding Award is equal to or greater than the Fair Market Value of the Share, cash or other property covered by such Award, the Committee may cancel such Award without the payment of any consideration to the Recipient.

18.	Amendments and Modifications of the Plan.

The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Committee may not amend the Plan to:  (a) without the approval of the Company’s shareholders, increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Paragraph 17); (b) without the approval of the Company’s shareholders, materially expand the class of persons eligible to participate in the Plan; (c) amend the Plan to eliminate the requirements relating to shareholder approval; or (d) take any other action that requires shareholder approval under by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Company’s Common Stock is traded. The Committee may not (except pursuant to Paragraph 17 or in connection with a Change in Control), without the approval of the Company’s Board of Directors and the Company’s shareholders, cancel an Option or SAR in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a SAR or the exchange of an Option or SAR for another Award. In addition, except as permitted by Paragraph 27 or as otherwise expressly authorized under the Plan, no amendments to, or termination of, the Plan shall impair the rights of a Recipient in any material respect under any Award previously granted without such Recipient’s consent.

All outstanding Awards granted under the Plan prior to an amendment or restatement of the Plan shall remain subject to the terms of the Plan; provided, that no Awards granted or awarded prior to the effectiveness of such amendment or restatement that are materially adversely affected by the changes in the Plan shall be subject to such provisions without the prior consent of the applicable Recipient.

19.	Tax Withholding.

To the extent required by applicable federal, state, local or foreign law, a Recipient (or a legal representative thereof as provided in an Award Agreement) shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations required to be paid or withheld as a result of (a) the grant of any Award; (b) the exercise of an Option or SAR; (c) the delivery of Shares or cash; (d) the lapse of any restrictions in connection with any Award; or (e) any other event occurring pursuant to the Plan. The Company or any Majority-Owned Related Company shall have the right to withhold from wages or other amounts otherwise payable to a Recipient (or a legal representative thereof as provided in an Award Agreement) such withholding taxes as may be required by law, or to otherwise require the Recipient (or legal representative) to pay such withholding taxes. The Company may, at its discretion, delay the delivery of Shares or cash otherwise deliverable to a Recipient in connection with the settlement of an Award until such time arrangements have been made to ensure the remittance of all taxes due from the Recipient in connection with the Award. If the Recipient (or legal representative) shall fail to make such tax payments as are required, the Company or its Majority-Owned Related Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Recipient (or legal representative) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Recipients (or legal representative) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the maximum tax withholding rate for the Recipient or such other rate that will not cause an adverse accounting consequence or cost.

20.	No Rights to Employment or Service; No Rights to Awards.

Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Recipient the right to continue in the employment of the Company or any Related Company or affect any right that the Company or any Related Company may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Recipient at any time for any reason. In the event of a Recipient’s termination of employment with the Company or Related Company, neither the Company nor any Related Company shall be liable for the loss of existing or potential profit from any Award held by a Recipient immediately preceding the Recipient’s termination. No Eligible Individual shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Individuals under the Plan.

21.	Stop Transfer Orders

All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable foreign, federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

22.	Severability.

The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect; and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

23.	Construction.

As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

24.	Unfunded Status of the Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Recipient by the Company, nothing contained herein shall give any such Recipient any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

25.	Non-U.S. Employees.

The Committee may determine, in its sole discretion, whether it is desirable or feasible under local law, custom or practice to grant Awards to Eligible Individuals in countries other than the United States. In order to facilitate any such grants, the Committee may provide for such modifications and additional terms and conditions (“special terms”) in the grant and Award Agreements to Recipient who are employed outside the United States (or who are foreign nationals temporarily within the United States) as the Committee may consider necessary, appropriate or desirable to accommodate differences in, or otherwise comply with, local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable for purposes of implementing any special terms or facilitating the grant, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Committee.

26.	Governing Law.

The Plan shall be governed by and shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia without giving effect to its choice of law rules.

27.	Disputes; Choice of Forum.

(a)
The Company and each Recipient, as a condition to such Recipient’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia or, if such court does not have subject matter jurisdiction, the state courts of Virginia located in Fairfax County, over any suit, action or proceeding arising out of or relating to or concerning the Plan or, to the extent not otherwise specified in any individual agreement between the Company and the Recipient, any aspect of the Recipient’s employment with the Company or the termination of that employment. The Company and each Recipient, as a condition to such Recipient’s participation in the Plan, acknowledge that the forum designated by this Paragraph 27 has a reasonable relation to the Plan and to the relationship between such Recipient and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Paragraph 27.

(b)
The agreement by the Company and each Recipient as to forum is independent of the law that may be applied in the action, and the Company and each Recipient, as a condition to such Recipient’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Recipient now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Paragraph 27(a), (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Paragraph 27 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Recipient.

(c)
Each Recipient, as a condition to such Recipient’s participation in the Plan, hereby irrevocably appoints the Corporate Secretary (or his or her successor) of the Company as such Recipient’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Recipient of any such service of process.

(d)
Each Recipient, as a condition to such Recipient’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Paragraph 29, except that a Recipient may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Recipient’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

(e)
This Plan does not limit or interfere with a Recipient’s right to communicate and cooperate in good faith with a government agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any government agency, including by providing documents or other information or (iii) filing a charge or complaint with a government agency.  Without limiting the foregoing, nothing in or about this Plan prohibits a Recipient from:  (1) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim with the Securities & Exchange Commission (the “SEC”); (2) providing confidential information or information that would otherwise violate Paragraph 27(d) to the SEC to the extent permitted by Section 21F of the Exchange Act; (3) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (4) receiving a monetary award as set forth in Section 21F of the Exchange Act.  Further, each Recipient is hereby notified, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), that (x) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; (y) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (z) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order

28.	Waiver of Jury Trial.

EACH RECIPIENT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

29.	Waiver of Claims.

Each Recipient recognizes and agrees that before being selected by the Committee to receive an Award an Eligible Individual has no right to any benefits under the Plan. Accordingly, in consideration of the Recipient’s receipt of any Award hereunder, the Recipient expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Committee, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by Paragraph 18 of the Plan or the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Recipient. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

30.	No Third-Party Beneficiaries.

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Recipient of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Paragraph 4(f) will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

31.	Successors and Assigns of the Company.

The terms and conditions of the Plan will be binding upon and inure to the benefit of the Company and any successor entity, including as contemplated by the transactions described in Paragraph 17.

32.	Termination of the Plan.

Awards may be granted under the Plan at any time on or prior to the Expiration Date, on which date the Plan will terminate except as to Awards then-outstanding under the Plan.

33.	Clawback.

Every Award issued pursuant to the Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard or any current or future clawback policy that may be adopted by the Company from time to time, including pursuant to Rule 10D-1 of the Exchange Act and the listing standards implementing such rule.

34.	Section 409A.

This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.

If any Award is subject to Section 409A, (i) payments shall only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A, (iii) unless the Committee determines otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A and (iv) in no event shall a Recipient, directly or indirectly, designate the calendar year in which a payment is made except in accordance with Section 409A.

Notwithstanding anything herein to the contrary, in the event that any Awards constitute nonqualified deferred compensation under Section 409A, if at the time of a Recipient’s termination of employment with the Company, the Company has securities which are publicly traded on an established securities market, the Recipient is a “specified employee” (as defined in Section 409A), and the deferral of the delivery of any cash or Shares payable pursuant to an Award is necessary in order to prevent any accelerated or additional tax under Section 409A, then, to the extent permitted by Section 409A, the delivery of such cash or Shares shall be delayed until the date that is six months following the Recipient’s termination of employment with the Company (or the earliest date as is permitted under Section 409A).

Notwithstanding anything to the contrary contained herein, the Company and the Related Companies and their officers, directors, employees and service providers (other than Recipients with respect to their own Awards or the payment, settlement or deferral thereof) shall have no liability for adverse consequences under Section 409A.

SCHEDULE A
TO THE
AMENTUM HOLDINGS, INC.
2024 Stock Incentive Plan

Treatment of Options and SARs

Event	Impact on Vesting	Impact on Exercise Period
Service terminates due to Disability, death or Retirement	All Options and SARs become immediately vested	Expiration date provided in the Award Agreement continues to apply

Service terminates in a Qualifying Termination within two years following a Change in Control	All Options and SARs become immediately vested	Expire on the earlier to occur of (1) the expiration date provided in the Award Agreement and (2) two years from the date of termination

Service terminates for reasons other than (i) a Qualifying Termination within two years following a Change in Control, (ii) Disability, (iii) Retirement, (iv) death or (v) Cause (for purposes of this section, the receipt of severance pay or similar compensation by the Recipient does not extend his or her termination date)

	Unvested Options and SARs are forfeited	Expires on the earlier to occur of (1) the expiration date in the Award Agreement and (2) three months from the date of termination
Service terminates for Cause	Unvested Options and SARs are forfeited	Expire on the date of termination

Recipient is a service provider of a Related Company, and the Company’s investment in the Related Company falls below 20% and the Recipient does not provide services to any other entity that remains a Related Company (this constitutes a termination of services under the Plan)
	Unvested Options and SARs are forfeited	Expires on the earlier to occur of (1) the expiration date provided in the Award Agreement and (2) three months from the date of termination

Death after termination of services but before Option/SAR has expired	Not applicable	No change

SCHEDULE B
TO THE
AMAZON HOLDCO INC.
2024 Stock Incentive Plan

Treatment of Restricted Stock and Restricted Stock Units

Event	Impact on Vesting
Service terminates due to Disability, death or Retirement
The restrictions on all unvested Restricted Stock shall immediately lapse and unvested Restricted Stock Units become immediately vested; provided, however, that any awards of Restricted Stock and/or Restricted Stock Units that are subject to performance-based vesting criteria shall remain outstanding and continue to vest or become earned based upon the Company’s actual performance through the end of the applicable performance period

Service terminates in a Qualifying Termination within two years following a Change in Control
The restrictions on all unvested Restricted Stock shall immediately lapse and unvested Restricted Stock Units become immediately vested; provided, however, that any awards of Restricted Stock and/or Restricted Stock Units that are subject to performance-based vesting criteria shall be paid at a level based upon the Company’s actual performance as of the applicable Qualifying Termination or the Change in Control, whichever is higher.

Service terminates for reasons other than (i) a Qualifying Termination within two years following a Change in Control, (ii) Disability, (iii) Retirement or (iv) death (for purposes of this section, the receipt of severance pay or similar compensation by the Recipient does not extend his or her termination date)
Unvested Restricted Stock and Restricted Stock Units are forfeited

Recipient is a service provider of a Related Company, and the Company’s investment in the Related Company falls below 20% and the Recipient does not provide services to any other entity that remains a Related Company (this constitutes a termination of service under the Plan effective as of the date the Company’s investment in the Related Company falls below 20%)
Unvested Restricted Stock and Restricted Stock Units are forfeited